Calculation of Filing Fee Tables
S-3
SMARTFINANCIAL INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Equity	Common Stock, $1.00 par value	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Equity	Preferred Stock, $1.00 par value	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-271849	05/26/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-271849	05/26/2023	$ 11,020.00
			Total Offering Amounts:				$ 100,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $100,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that SmartFinancial, Inc. elects to offer fractional interests in its preferred stock registered hereby. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by SmartFinancial, Inc. in connection with the issuance by SmartFinancial, Inc. of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933. (3) SmartFinancial, Inc. previously registered $100,000,000.00 in aggregate offering price of securities pursuant to the registrant's Registration Statement on Form S-3 (No. 333-271849), initially filed with the Securities and Exchange Commission on May 11, 2023 (the "2023 Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this Registration Statement $100,000,000.00 in aggregate offering price of securities that were initially registered under the 2023 Registration Statement that remain unsold (the "Unsold Securities"). The registrant previously paid a filing fee of $11,020.00 with respect to the Unsold Securities (based on the filing fee in effect at the time of the filing of 2023 Registration Statement). In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance's Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the 2023 Registration Statement to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. SmartFinancial, Inc. may continue to offer and sell the Unsold Securities until the effective date of this Registration Statement. (4) May consist of one or more series of senior or subordinated debt.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date